Exhibit 99.1

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PARAGON
TECHNOLOGIES                                                            News
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FOR:        PARAGON TECHNOLOGIES, INC.

CONTACTS:   Len Yurkovic, President and CEO
            610-252-3205
            610-252-3102 (Fax)
            www.ptgamex.com

                          PARAGON TECHNOLOGIES REPORTS
                        PROFITABLE FIRST QUARTER RESULTS

                                    - - - - -

EASTON, PA -- May 12, 2004 -- Paragon Technologies, Inc. (AMEX:PTG), a leading supplier of "smart" material handling solutions, including systems, technologies, products and services, today announced results for the first quarter ended March 31, 2004.

First Quarter Results

Sales for the first quarter of 2004 rose 23% to approximately $10.6 million compared to sales of approximately $8.6 million in the first quarter of 2003. Net earnings for the first quarter of 2004 were $341,000 or $.08 basic earnings per share, compared to net earnings of $1,011,000 or $.24 basic earnings per share in the first quarter of 2003. The first quarter 2003 net earnings were $71,000 or $.02 basic earnings per share, excluding the gain on the sale of the Company's Easton, Pennsylvania facility, the restructuring credit from the settlement of pension obligations, equity in income and royalty income from the Company's former SI/BAKER joint venture, and interest expense. Earnings before interest, taxes, depreciation, and amortization ("EBITDA") for the first quarter of 2004 were approximately $682,000 compared to $2.0 million for the first quarter of 2003.

Contributing to pre-tax earnings for the first quarter of 2003 was a gain of $1,363,000 on the sale of the Company's Easton, Pennsylvania facility for cash proceeds of $2,925,000 and leaseback of 25,000 square feet of office space, a restructuring credit of $170,000 pertaining to the final settlement of remaining pension obligations associated with the Company's terminated pension plan, equity in income of the SI/BAKER joint venture of $162,000, and royalty income from the SI/BAKER joint venture of $83,000, which the Company sold in September 2003. Partially offsetting the favorable impact of the aforementioned items was interest expense of $218,000 on senior and subordinated debt, which was repaid in September 2003.


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We Build Productivity                                        [LOGO] [LOGO]
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  PARAGON TECHNOLOGIES, INC. o 600 Kuebler Road o Easton, PA 18040-9295
                             o 610.252.3205 o Fax 610.252.3102
                                 www.ptgamex.com

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PARAGON
TECHNOLOGIES                                                              Page 2
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During the first quarter of 2004, the Company received orders totaling approximately $8.5 million, and finished the quarter with a backlog of orders of approximately $8.4 million, versus a $10.5 million backlog of orders at the end of the fourth quarter of 2003.

The Company continues to maintain a strong Balance Sheet. The current ratio remains strong at 1.67, while working capital approximates $5.5 million.

Len Yurkovic, Paragon's President and Chief Executive Officer, commented, "The operating results for the first quarter of 2004 are very gratifying. We are pleased with our ongoing financial strength as evidenced by our strong, debt-free balance sheet. We continue to target active sectors of the marketplace. Our quoting activity remains strong, and our sales force is seeing positive customer interest in new projects. We continue to make technological advancements that significantly optimize the productivity of our customers' operations. We are also actively exploring strategic alternatives available to the Company."

The Company will host a conference call to discuss these results on Wednesday, May 12, 2004 at 11:00 a.m. ET. To participate in the call, please dial 800-862-9098 and ask for the Paragon Technologies teleconference. Simultaneous with the conference call, an audio webcast of the call will be available via a link on the Paragon website, www.ptgamex.com.

About Paragon Technologies

Paragon Technologies is a leader in integrating material handling systems and creating automated solutions for material flow applications. Ermanco's branded conveyor technologies and material handling solutions address the needs of the distribution, assembly, and manufacturing marketplace. SI Systems' branded technologies and material handling solutions address unit assembly handling and order fulfillment applications. One of the top material handling systems suppliers worldwide, Paragon's leading clients have included the United States Postal Service, General Motors, IBM, BMG, DaimlerChrysler, Johnson & Johnson, Ford, Peterbilt, Harley-Davidson, Walgreens, and Clark Equipment.


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Cautionary Statement. Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange Commission rules, regulations and releases. Paragon intends that such forward-looking statements be subject to the safe harbors created hereby. Among other things, the forward-looking statements regard Paragon's earnings, liquidity, financial condition, review of strategic alternatives, and other matters. Words or phrases denoting the anticipated results of future events, such as "anticipate," "does not anticipate," "should help to," "believe," "estimate," "is positioned," "expects," "may," "will," "is expected," "should," "continue," and similar expressions that denote uncertainty, are intended to identify such forward-looking statements. Paragon's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such "forward-looking statements:" (1) as a result of factors over which Paragon has no control, including the strength of domestic and foreign economies, sales growth, competition, and certain cost increases; and (2) if the factors on which Paragon's conclusions are based do not conform to its expectations.

    This press release and prior releases are available at www.ptgamex.com.

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PARAGON
TECHNOLOGIES                                                              Page 3
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
                           Paragon Technologies, Inc.
                           Consolidated Balance Sheets
                             Selected Financial Data
                    (In Thousands, Except Ratio Information)

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                                                   March 31, 2004   December 31, 2003
                                                   ----------------------------------
Cash and cash equivalents ............................... $ 5,371           5,591
Trade receivables, net .................................. $ 4,753           5,277
Inventories ............................................. $ 1,489           1,191
Current assets .......................................... $13,776          14,691
Current liabilities .....................................   8,256           9,646
                                                          -------          ------
  Working capital ....................................... $ 5,520           5,045
                                                          -------          ------
Current ratio ...........................................    1.67            1.52
Total assets ............................................ $32,815          33,774
Total stockholders' equity .............................. $22,310          21,969
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

                           Paragon Technologies, Inc.
                      Consolidated Statements of Operations
                             Selected Financial Data
                  (In Thousands, Except Per Share Information)

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                                                             First Quarter Ended
                                                                  March 31,
                                                             -------------------
                                                               2004      2003
                                                             -------------------
Net sales ...................                                 $10,576   8,564
                                                              =======   =====
Pre-tax earnings (See Note 1)                                 $   572   1,678
Income tax expense ..........                                     231     667
                                                              -------   -----
Net earnings ................                                 $   341   1,011
                                                              =======   =====
Basic earnings per share ....                                 $   .08     .24
                                                              =======   =====
Diluted earnings per share ..                                 $   .08     .23
                                                              =======   =====
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                           Paragon Technologies, Inc.
                       Supplemental Financial Information
                    Reconciliation of Net Earnings to EBITDA
                                 (In Thousands)

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                                             First Quarter Ended
                                                   March 31,
                                         ----------------------------
                                           2004                2003
                                         ----------------------------
Net earnings...........................  $    341              1,011
Add:   Income tax expense..............       231                667
                                         --------           --------
Earnings before income taxes...........       572              1,678
Add:   Interest expense................         -                218
Add:   Depreciation and amortization
         expense.......................       110                147
                                         --------            -------
EBITDA ................................  $    682              2,043
                                         ========            =======
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PARAGON
TECHNOLOGIES                                                              Page 4
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Note 1:  The following table depicts selected financial data that impacted net earnings for the periods indicated (dollars in thousands, except per share information):

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                                                             First Quarter Ended
                                                                  March 31,
                                                            --------------------
                                                            2004           2003
                                                            --------------------
Pre-tax earnings ..................................         $572          1,678

Selected financial data impacting
pre-tax earnings:
Gain on the sale of Easton,
  PA facility .....................................           --          1,363
Restructuring credit from settlement
  of pension obligations ..........................           --            170
Equity in income of joint venture .................           --            162
Royalty income from joint venture .................           --             83
Interest expense ..................................           --           (218)
                                                            ----         ------

  Total of selected financial data
   impacting pre-tax earnings .....................           --          1,560
Pre-tax earnings adjusted
  for the impact of the selected
  financial data ..................................          572            118
Income tax expense ................................          231             47
                                                            ----         ------
Net earnings adjusted .............................         $341             71
                                                            ====         ======
Basic earnings per share--
  adjusted ........................................         $.08            .02
                                                            ====         ======
Diluted earnings per share--
  adjusted ........................................         $.08            .02
                                                            ====         ======

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